Exhibit 99.1

Symyx Technologies Reports Fourth Quarter and Full-Year 2008 Financial Results

Sunnyvale, Calif.—February 11, 2009 -- Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the fourth quarter and year ended December 31, 2008.

Fourth Quarter 2008

--Revenue:  $42.6 million
--GAAP loss per share:  ($2.87)
--Non-GAAP diluted earnings per share:  $0.03, excluding items discussed below of $2.90 per share
--Cash, cash equivalents and marketable securities:  $66.4 million, versus $45.5 million at the end of 2007

Year Ended December 31, 2008

--Revenue:  $159.0 million
--GAAP loss per share:  ($3.16)
--Non-GAAP loss per share:  ($0.16), excluding items discussed below which net to $3.00 per share

Fourth-quarter revenue was $42.6 million, compared with $48.5 million for the fourth quarter of 2007.  Higher year-over-year revenue in the company’s software business was offset by lower research services revenues primarily due to the mid-2008 expiration of the company’s principal agreement with Exxon-Mobil, and lower tools revenues as sales were negatively impacted by worsening market conditions.

Fourth-quarter GAAP net loss was ($97.6 million), or ($2.87) per share, compared with a net loss of ($3.3 million), or ($0.10) per share, for the fourth quarter of 2007.

Fourth-quarter GAAP results include a $5.0 million restructuring charge, a non-cash $90.3 million impairment charge to goodwill, intangibles and other long-lived assets, non-cash $3.4 million amortization of intangible assets from acquisitions and a non-cash $12.5 million valuation allowance against certain deferred tax assets.  These items collectively reduced earnings per share by $2.90.

Excluding the items noted above, on a non-GAAP basis, Symyx’s net income for the fourth quarter was $0.9 million, or $0.03 per share, as compared to non-GAAP net income of $0.2 million, or $0.01 per share, for the fourth quarter of 2007.  Non-GAAP results for the fourth quarter of 2007 exclude $3.2 million of amortization of intangibles from acquisitions and a $2.5 million charge related to in-process research and development in connection with the company’s acquisition of MDL Information Systems, Inc.

Fiscal 2008 GAAP net loss was ($106.6 million), or ($3.16) per share, compared with net income of $18.8 million, or $0.56 per diluted share, for 2007.  Full-year 2008 GAAP results include $13.3 million of amortization of intangibles from acquisitions, the remaining items noted for the fourth quarter above, and a $4.9 million gain from the sale of the company’s equity interest in Ilypsa, Inc.  These items collectively reduced 2008 earnings per share by $3.00. Full-year 2007 GAAP results include $6.1 million of amortization of intangibles from acquisitions, a $2.5 million charge related to in-process research and development in connection with the company’s acquisition of MDL, and a $40.8 million gain from the sale of the company’s equity interest in Ilypsa.

For 2008, excluding the items noted for 2008 above, Symyx’s non-GAAP loss was ($5.3 million), or ($0.16) per share.  For 2007, excluding the items noted for 2007 above, Symyx’s non-GAAP loss was ($0.3 million), or ($0.01) per share.

A reconciliation of Symyx’s non-GAAP results to GAAP is provided in the financial statements portion of this release.

Symyx ended the year with $66.4 million in cash, cash equivalents and marketable securities, compared with $45.5 million at the end of 2007.  The company has no debt.

 “As widely reported, economic conditions remain difficult, negatively impacting major capital purchases and other significant customer buying decisions,” said Isy Goldwasser, Symyx Technologies’ Chief Executive Officer.  “We have adjusted our business operations accordingly, taking steps in the fourth quarter to optimize our resources and streamline our operations.  We believe these initiatives strengthen the company’s position for 2009 and will enable us to maintain the company on a course to achieve non-GAAP profitability in 2009.”

In the fourth quarter, Symyx realigned and restructured its business operations to drive performance, improve operating efficiencies and increase cash flow during 2009.  The company combined Symyx Tools and Symyx Research to create its High Productivity Research (HPR) business unit, and established dedicated sales forces within Symyx Software and Symyx HPR to improve market focus and sales execution.  In addition, as previously announced, the company took measures to reduce 2009 expenses by an estimated $15 million as compared to 2008, including a 15% workforce reduction commencing in December 2008.

"The necessary operating adjustments we made throughout the second half of the year preserved a strong overall performance on cash,” said Rex Jackson, Symyx’s Chief Financial Officer.  “With the severe deterioration of the global economic outlook and, to a lesser degree, our decision to streamline our operations, we recorded significant non-cash charges in our fourth quarter.  Looking forward, we are committed to continued positive cash flow in 2009, improving our operating margins, strengthening our balance sheet and maintaining the platform to support our initiatives.”

Revenue by Business Area

By business area, revenue consisted of (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Symyx HPR	$18,060	$32,634	$64,845	$93,179
Symyx Software	24,518	15,861	94,200	31,893
Total	$42,578	$48,495	$159,045	$125,072

Symyx First Quarter and Full-Year 2009 Financial Outlook

For the first quarter of 2009, Symyx forecasts revenue of $33-$37 million, and non-GAAP EPS of ($0.07)-($0.03).  For the full year, Symyx forecasts revenue of $145-$155 million, and non-GAAP diluted EPS of $0.00-$0.10.

Non-GAAP Information

Symyx’s non-GAAP results and forecasts exclude amortization of intangibles from acquisitions and other acquisition-related items, and exclude significant non-recurring items such as impairments and restructuring expenses.

Symyx has prepared non-GAAP data applicable to the three- and twelve-month periods ended December 31, 2008 and December 31, 2007 to supplement the company’s results determined under U.S. generally accepted accounting principles (GAAP).  Symyx uses non-GAAP financial measures in analyzing financial results because it believes they are useful to investors in evaluating the company’s ongoing operational performance.  These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as those related to acquisitions and impairments, which might otherwise obscure the results of the company’s core businesses when compared to historical performance.  In addition, presentation of these non-GAAP financial measures enables investors to evaluate Symyx’s performance under both the GAAP and non-GAAP measures management and the company’s Board of Directors use to evaluate Symyx’s performance.

Reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and in the accompanying exhibits to, this press release. Non-GAAP amounts are not meant as a substitute for financial data determined under applicable GAAP, but are included solely for informational purposes. Symyx’s non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Symyx’s non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Today’s Conference Call and Webcast

Symyx plans to hold a teleconference to discuss its fourth quarter and full-year results at 5:00 p.m. ET/2:00 p.m. PT today.  To participate, please dial 877-856-1962 (U.S. and Canada) or 719-325-4822 (international).  A phone replay will be available for one year after the live call by dialing 888-203-1112 (U.S. and Canada) and 719-457-0820 (international), reservation number 4934278.

About Symyx

Symyx Technologies, Inc. (Nasdaq:SMMX) enables global leaders in life sciences, chemicals and energy, and consumer and industrial products to optimize and accelerate their scientific research and development. Through its expertise in scientific informatics management, workflow optimization, and micro-scale, parallel experimentation, Symyx helps companies transform their R&D operations to minimize the time their scientists spend on routine, repetitive tasks and to maximize their return on R&D investments. Symyx software, tools, and research services enable scientists to design, execute, analyze, and report experimental results faster, easier and less expensively. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements, including statements about Symyx’s expectations relating to fiscal 2009 financial results and efforts to improve operating efficiencies and achieve profitability, are based upon Symyx's current expectations, and involve risks and uncertainties.  Symyx's actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (1) current material uncertainty in domestic and global economic conditions and in international financial markets may cause customers to further delay or cancel significant capital purchases; (2) in response to such uncertainty and economic conditions, Symyx may determine it is necessary to take additional measures to reduce its operating expenses, which may lead to further restructuring charges and cash outlays; (3) failure to timely execute against existing contracts in order to recognize committed revenue as planned; (4) inaccurate assessment of demand for Symyx’s offerings or failure to close new contracts with customers as forecasted; (5) failure to transition customers to the company's Isentris platform and electronic notebook products as quickly as estimated or to execute on software development roadmaps as planned; (6) loss of key customers, and (7) risks inherent in acquisitions and subsequent integration efforts.  These and other risk factors are discussed under "Risk Factors" in Symyx's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 filed with the SEC on November 7, 2008.  Symyx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements, except as the law may require.

Symyx is a registered trademark of Symyx Technologies, Inc. All rights reserved.

- Financial Statements Attached -

Contact

Rex S. Jackson
Executive Vice President and CFO
Symyx Technologies, Inc.
(408) 773-4075
ir@symyx.com

SYMYX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Revenue:
Service	$17,755	$18,397	$74,892	$59,026
Product	10,630	18,207	25,033	34,906
License fees, content and royalties	14,193	11,891	59,120	31,140
Total revenue	42,578	48,495	159,045	125,072

Costs:
Cost of service	6,209	3,661	21,093	8,995
Cost of products sold	4,066	6,739	10,444	14,367
Cost of license fees, content and royalties	1,548	1,687	5,876	1,687
Amortization of intangible assets arising from business combinations	1,924	1,773	7,355	3,873
Total costs of revenue	13,747	13,860	44,768	28,922

Gross profit	28,831	34,635	114,277	96,150

Operating expenses:
Research and development	16,135	22,081	75,365	66,186
Sales, general and administrative	12,693	13,293	54,589	41,935
Acquired in-process research and development	-	2,500	-	2,500
Restructuring costs	4,952	-	4,952	-
Impairment of goodwill and long-lived assets	90,330	-	90,330	-
Amortization of intangible assets arising from business combinations	1,471	1,472	5,903	2,253
Total operating expenses	125,581	39,346	231,139	112,874

Loss from operations	(96,750)	(4,711)	(116,862)	(16,724)
Gain from sale of equity interest in Ilypsa, Inc.	-	-	4,939	40,826
Interest and other income (expense), net	(569)	388	135	5,694

Income (loss) before income tax provision and equity in loss	(97,319)	(4,323)	(111,788)	29,796

Income tax provision	(234)	980	5,173	(10,698)
Equity in loss from investment in Visyx Technologies Inc.	-	14	-	(314)

Net income (loss)	$(97,553)	$(3,329)	$(106,615)	$18,784

Basic net income (loss) per share	$(2.87)	$(0.10)	$(3.16)	$0.57

Shares used in computing basic net income (loss) per share	33,938	33,457	33,747	33,199

Diluted net income (loss) per share	$(2.87)	$(0.10)	$(3.16)	$0.56

Shares used in computing diluted net income (loss) per share	33,938	33,457	33,747	33,557

SELECTED  CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

	December 31, 2008	December 31, 2007
	(unaudited)	(Note 1)

Cash, cash equivalents and marketable securities	$66,415	$45,472

Accounts receivable, net	$11,993	$23,047

Goodwill and other intangible assets, net	$93,247	$180,515

Total assets	$224,515	$314,982

Deferred revenue	$30,292	$15,905

Stockholders' equity	$152,085	$252,241

Note 1: The selected consolidated balance sheet information at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

SYMYX TECHNOLOGIES, INC.
Reconciliation of GAAP and Non-GAAP Income
(in thousands, except per share amounts)
(preliminary unaudited)

	Three Months Ended December 31,
	2008			2007
	Operating Income (Loss)	Net Income (Loss)	Diluted EPS	Operating Income (Loss)	Net Income (Loss)	Diluted EPS

GAAP results	$(96,750)	$(97,553)	$(2.87)	$(4,711)	$(3,329)	$(0.10)

Adjustments
Acquired in-process research and development	-	-		2,500	2,500
Restructuring costs	4,952	4,952		-	-
Impairment of goodwill and long-lived assets	90,330	90,330		-	-
Amortization of intangible assets arising from business combinations	3,395	3,395		3,245	3,245
Valuation allowance for deferred tax assets		12,485			-
Tax effect of non-GAAP adjustments above		(12,723)			(2,232)
Non-GAAP adjustments, net of tax	98,677	98,439	2.90	5,745	3,513	0.11
Non-GAAP results	$1,927	$886	$0.03	$1,034	$184	$0.01

Shares used in computing diluted non-GAAP net income per share			33,938			33,480

	Years Ended December 31,
	2008			2007
	Operating Income (Loss)	Net Income (Loss)	Diluted EPS	Operating Income (Loss)	Net Income (Loss)	Diluted EPS

GAAP results	$(116,862)	$(106,615)	$(3.16)	$(16,724)	$18,784	$0.56

Adjustments
Restructuring costs	4,952	4,952		-	-
Impairment of goodwill and long-lived assets	90,330	90,330		-	-
Acquired in-process research and development	-	-		2,500	2,500
Amortization of intangible assets arising from business combinations	13,258	13,258		6,126	6,126
Gain from the sale of equity interest in Ilypsa, Inc.		(4,939)			(40,826)
Valuation allowance for deferred tax assets		12,485			-
Tax effect of non-GAAP adjustments above		(14,815)			13,081
Non-GAAP adjustments, net of tax	108,540	101,271	3.00	8,626	(19,119)	(0.57)
Non-GAAP results	$(8,322)	$(5,344)	$(0.16)	$(8,098)	$(335)	$(0.01)

Shares used in computing diluted non-GAAP net loss per share			33,747			33,199